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                                                                      EXHIBIT 21

                           INFORMATION RESOURCES, INC.

                                  SUBSIDIARIES
                              DOMESTIC SUBSIDIARIES

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                                                                      STATE OF
                  SUBSIDIARY                                        INCORPORATION
                  ----------                                        -------------

564 Randolph Co. #2                                                   Illinois
IRI Puerto Rico, Inc. (formerly Market Trends, Inc.)                  Puerto Rico
NEO, Inc                                                              Connecticut
IRI Venezuela Holdings, Inc                                           Delaware
IRI Guatemala Holdings, Inc                                           Delaware
IRI Greek Holdings, Inc                                               Delaware
IRI French Holdings, Inc                                              Delaware
IRI Italy Holdings, Inc                                               Delaware
InfoScan Italy Holdings, Inc                                          Delaware
IRI Logistics, Inc. (formerly LogiCNet, Inc.)                         Delaware
Shoppers Hotline, Inc                                                 Delaware
North Clinton Corporation                                             Illinois
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                              FOREIGN SUBSIDIARIES

                                                                     COUNTRY OF
                  SUBSIDIARY                                        INCORPORATION
                  ----------                                        -------------
Information Resources S.A.                                            France
IRI Software, Ltd. (formerly known as Management Decision
  Systems, Limited) d/b/a Information Resources                       United Kingdom
Information Resources GmbH                                            Federal
                                                                      Republic of
                                                                      Germany
Information Resources Australia Pty. Ltd.                             Australia
Information Resources Japan, Ltd.                                     Japan
IRI Apollo K.K.                                                       Japan
Information Resources New Zealand Pty. Ltd.                           New Zealand
Information Resources Singapore Pte. Ltd.                             Singapore
IRI Software (India) Private Limited                                  India
Panel Pazar Arastirma ve Danismanlik A.S.                             Republic of Turkey
IRI-SECODIP, S.N.S.                                                   France
IRI Hellas, S.A.                                                      Greece
Information Resources de Mexico, S.A. de C.V. (formerly
  known as IRI Software de Mexico, S.A. de C.V.)                      Mexico
IRI InfoScan S.r.1                                                    Italy
Precis (1136) Limited                                                 United Kingdom
IRI InfoScan Limited (formerly InfoScan NMRA Limited)                 United Kingdom
IRI/GfK Retail Services GmbH                                          Federal Republic
                                                                      of Germany
IRI/GfK Retail Services B.V. (formerly GfK InfoScan B.V.)             The Netherlands
Information Resources Espana, S.L.                                    Spain
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